EXHIBITS

Computation of per share earnings - Exhibit 11


                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                          ----------------------
                                                              1997        1996
                                                          ----------   ---------

Average shares outstanding                                 1,261,241    683,200
Average dilutive option shares                                 -         28,283
                                                           ---------   --------
Total average shares                                       1,261,241    711,483
                                                           =========   ========
Net income                                                 $ 330,367   $200,088
                                                           =========   ========
Earnings per share                                         $    0.26   $   0.28
                                                           =========   ========